UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 21, 2006

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On August 16, 2006, Harvest Vinccler, C.A. (HVCA), an 80 percent owned affiliate of Harvest Natural Resources, Inc., signed a Memorandum of Understanding (MOU) with Corporación Venezolana del Petroleo S.A. (CVP) for the addition of three fields to Empresa Mixta Petrodelta, S.A. The three fields are Isleño, Temblador and El Salto.

The MOU amends the Memorandum of Understanding signed by HVCA and CVP on March 31, 2006 to form a mixed company, since designated as Empresa Mixta Petrodelta, S.A. (Petrodelta). Petrodelta will be a joint venture mixed company in which a Harvest Natural Resources affiliate will own 40 percent of the shares (32 percent net to Harvest Natural Resources) and CVP will own the remaining 60 percent. In addition to the Isleño, Temblador and El Salto fields, Petrodelta will operate and develop the three South Monagas Unit (SMU) fields to be contributed to Petrodelta by HVCA. All of the fields will be developed under a 20-year grant from the Venezuelan government.

The MOU further provides that upon completion of the conversion to the mixed company, the award of the additional fields to Petrodelta will satisfy the additional consideration due to HVCA for its contribution of the SMU fields to Petrodelta. The MOU and the award of the additional fields is subject to 1) completion of definitive agreements, 2) approval by the boards of directors of the entities which control HVCA, 3) approval by the shareholders of Harvest Natural Resources, Inc. and 4) approval by the Venezuelan Ministry of Energy and Petroleum and the Venezuelan National Assembly.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

August 21, 2006	By:	Kerry R. Brittain

Name: Kerry R. Brittain
Title: Senior Vice President, General Counsel and Corporate Secretary